UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 810-7422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Chief Operating Officer

On November 7, 2024, the Board of Directors (the “Board”) of the Company appointed Walid Khiari to serve as the Chief Financial Officer and Chief Operating Officer of the Company, effective on the day immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Appointment Date”). On November 7, 2024, the Company and Mr. Khiari entered into a letter agreement (the “Khiari Letter Agreement”) setting forth certain terms of Mr. Khiari’s employment and the compensation he is to receive in his new role, including but not limited to (i) an annual base salary of $400,000, (ii) an award of 600,000 incentive stock options (the “Stock Options”) to be effective as of the Appointment Date with an exercise price that is equal to the fair market value of the Company’s common stock, par value $0.0001 per share on the Appointment Date and will vest in equal monthly amounts over four years, subject to Mr. Khiari’s continuous service on each such date, (iii) beginning with the fiscal year of 2026 and each fiscal year thereafter, an annual equity award, no less favorable than annual equity awards made to the Company’s other non-CEO senior executive officers during that year and with a value no less than the median value of the annual equity awards provided to chief financial officers of a peer group of publicly traded companies to be established by the compensation committee on behalf of the Company, with input from Mr. Khiari, each fiscal year, and (iv) an annual performance bonus of up to 100% of Mr. Khiari’s salary.

Pursuant to the Khiari Letter Agreement, the parties agreed to enter into an employment agreement and indemnification agreement within 30 days of the Appointment Date.

Mr. Khiari, age 49, has over twenty years of experience in finance, including technology banking, during which time he worked with software companies of various sizes from startups to large, publicly-traded corporations. Prior to joining the Company, Mr. Khiari served as the Managing Director of Technology, Media and Telecommunications at Houlihan Lokey from 2021 to 2023, as the Managing Director of Technology Investment Banking at Rothschild & Co. from 2017 to 2020, and as the Director of Technology Investment Banking at Credit Suisse from 2012 to 2017. Mr. Khiari also served as the Vice President of Technology Investment Banking at Merrill Lynch from 2007 to 2012. Mr. Khiari’s appointment brings to the Company significant experience in capital raising, mergers and acquisitions and strategic planning. Mr. Khiari graduated from the University of Paris Pantheon-Sorbonne with honors and received his MBA from the Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Mr. Khiari and any other persons pursuant to which he was selected to serve as the Company’s Chief Financial Officer and Chief Operating Officer. There is no family relationship between Mr. Khiari and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure

On November 8, 2024, the Company issued a press release announcing the appointment of Mr. Khiari as the Chief Financial Officer and Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Report. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brand Engagement Network Inc. issued November 8, 2024 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Dated: November 8, 2024